UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2017

ROSEHILL RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37712	47-5500436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Park Row, Suite 300 Houston, Texas, 77084
(Address of principal executive offices, including zip code)

(281) 675-3400
(Registrants’ telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note:

On May 3, 2017, Rosehill Resources Inc. (formerly known as “KLR Energy Acquisition Corp.”) (the “Company” or, prior to the Business Combination (as defined below), “KLRE”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) to report the closing on April 27, 2017, of  the previously announced business combination (the “Business Combination”) pursuant to that certain Business Combination Agreement, dated as of December 20, 2016, by and between KLRE and Tema Oil and Gas Company. The Company filed an amendment to the Initial Form 8-K (“Amendment No. 1” and, together with the Initial Form 8-K, the “Original Form 8-K”) to include additional matters related to the closing of the Business Combination. The Original Form 8-K included unaudited pro forma condensed consolidated financial information of KLRE as of and for the year ended December 31, 2016. This Form 8-K (“Amendment No. 2”) is being filed solely to present updated unaudited pro forma condensed consolidated financial information of KLRE for the three months ended March 31, 2017. No change to the information contained in the Original Form 8-K is being made by this Amendment No. 2.

Item 9.01.       Financial Statements and Exhibits.

(b)   Pro Forma Financial Information

The updated unaudited pro forma condensed consolidated combined financial information of KLRE for the three months ended March 31, 2017 is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

(d)  Exhibits

Exhibit Number	Description
99.1	Updated unaudited pro forma condensed consolidated financial information of KLRE for the three months ended March 31, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSEHILL RESOURCES INC.

Date: June 7, 2017	By:	/s/ J. A. Townsend
	Name:	J. A. Townsend
	Title:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Updated unaudited pro forma condensed consolidated financial information of KLRE for the three months ended March 31, 2017.

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